                                                                    EXHIBIT 10.7






                                                                    Pennsylvania


                               OPEN-END MORTGAGE


                                      from


                        HEDSTROM CORPORATION, Mortgagor


                                       to


                     CREDIT SUISSE FIRST BOSTON, Mortgagee



                           DATED AS OF JUNE 12, 1997





                       After recording, please return to:
                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                           New York, New York  10017

                         ATTN:  Erin L. Rothfuss, Esq.


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                                                                Pennsylvania

                               OPEN-END MORTGAGE



            THIS OPEN-END MORTGAGE, dated as of June __, 1997 is made by HEDSTROM CORPORATION, a Delaware corporation ("Mortgagor"), whose address is 585 Slawin Court, Mt. Prospect, Illinois 60056-2183, to CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation, as administrative agent for the Lenders referred to below (in such capacity, "Mortgagee"), whose address is 11 Madison Avenue, New York, New York 10010. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

            A. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

            B. Mortgagor is a party to that certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Credit Agreement") among Mortgagor, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and Mortgagee. All defined terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

            C. Pursuant to the Credit Agreement, (i) certain of the Lenders have agreed to make the loans as described in Section 2 of the Credit Agreement to Mortgagor (the "Tranche A Loans"); (ii) certain of the Lenders have agreed to make term loans as described in Section 3 of the Credit Agreement to Mortgagor (the "Tranche B Loans"); (iii) certain of the Lenders have agreed to make revolving credit loans to Mortgagor (the "Revolving Credit Loans"); (iv) the Issuing Lender has agreed to issue letters of credit for the account of Mortgagor; and (v) the Swing Line Lender has agreed to make swing line loans to Mortgagor (the "Swing Line Loans"). The maximum aggregate principal amount of the Tranche A Loans, the Tranche B Loans, the Revolving Credit Loans, the Swing Line Loans and the L/C Obligations outstanding at any one time shall not exceed $180,000,000.

            D. The Loans may be evidenced by promissory notes of Mortgagor made payable to the order of the relevant Lender (as
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                                                                             2


the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Notes"). Each Loan bears interest at the rate stated in the Credit Agreement; references in this Mortgage to the "Default Rate" shall mean, at any time, the interest rate applicable to overdue principal amounts of the Loans as provided in the Credit Agreement. The obligation of Mortgagor to reimburse the Issuing Lender for amounts drawn under Letters of Credit (the "Reimbursement Obligation") is governed by the section of the Credit Agreement entitled "Letters of Credit."

            E. It is a condition precedent to the obligation of the Lenders to make their respective Loans to Mortgagor and of the issuing Lender to issue the Letters of Credit for the account of Mortgagor that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the benefit of Mortgagee and the other Lenders, and Mortgagor is willing to so execute and deliver this Mortgage in order to obtain the benefits available to it from entering into the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and to induce Mortgagee and the other Lenders to make their respective Loans to Mortgagor and the Issuing Lender to issue the Letters of Credit for the account of Mortgagor, Mortgagor hereby agrees with Mortgagee, for the benefit of Mortgagee and the other Lenders, as follows:

                                Granting Clauses

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

            (a)  (i) the repayment of the indebtedness evidenced by the Notes,
   (ii) all interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Mortgagor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement or this Mortgage) or otherwise payable thereon and (iii) payment of the Reimbursement Obligation with respect to the Letters of Credit, whether in respect of any drawings under any Letters of Credit, fees, commissions, expenses or otherwise (the items set forth in clauses (i), (ii) and (iii) being referred to collectively as the "Indebtedness"); and

            (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") whether direct or indirect, absolute or contingent, due or to
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                                                                               3



   become due, or now existing or hereinafter incurred, which may arise under or pursuant to the provisions of the Notes, this Mortgage, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Notes, the Security Documents, the Credit Agreement and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents");

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

            (A)  the Real Estate;

            (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

            (C)  all right, title and interest of Mortgagor in, to and under
   all easements, rights of way, gores   of land, streets, ways, alleys,
   passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all right, title and interest of Mortgagor in all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment,
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                                                                               4



   cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

            (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

            (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

            (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising (collectively, the "Intellectual Property");

            (H) all right, title and interest of Mortgagor in all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

            (I) to the extent assignable by Mortgagor, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

            (J) all right, title and interest of Mortgagor in any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

            (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property and (ii) to the extent assignable by Mortgagor, all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and
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                                                                               6



            (L)  all proceeds, both cash and noncash, of the foregoing;

            (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property"; notwithstanding the foregoing, "Mortgaged Property" shall not include, with respect to Mortgagor, any Leases, Intellectual Property, Contracts, Permits or Plans to the extent the grant by Mortgagor of a security interest pursuant to this Mortgage in its rights under such item is prohibited thereby and the consent of applicable Persons has not been obtained, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by Mortgagor of a security interest pursuant to this Mortgage in any Account or any money or other amounts due or to become due under such Lease, Intellectual Property, Contract, Permit or Plan, to the extent provided in Section 9-318 of the New York UCC as in effect on the date hereof.).

            TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

            Terms and Conditions

            Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

            1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and those items permitted by the Credit Agreement (collectively, the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

            2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and shall perform all the Obligations.

            3.  Requirements.

            (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of
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the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

            (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate which is a single zoning lot as of the date hereof as a single zoning lot separate and apart from all other premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

            4.  Payment of Taxes and Other Impositions.   (a)  Mortgagor shall
pay and discharge taxes and other charges in accordance with the Credit
Agreement.

            (b) Any sums paid by Mortgagee in discharge of any taxes permitted to be paid by Mortgagee pursuant to the Credit Agreement shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage and (ii) payable to Mortgagee as set forth in the Credit Agreement.

            (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.
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            5.  Insurance.  (a)  Mortgagor shall maintain or cause to be maintained on all of the Premises insurance as required under the Credit Agreement.

            (b) Mortgagor promptly shall comply in all material respects with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

            (c) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

            6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

            7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.


            8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair (ordinary wear and tear excepted) and shall not commit or suffer any waste of the Improvements. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, such consent not to be unreasonably withheld.

            (b) Subject to Section 10.3 of the Credit Agreement, Mortgagor shall pay or cause to be paid utility charges and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof.

            9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. During the continuance of an Event of Default, and subject to Section 7.5(i) of the Credit Agreement, Mortgagee is hereby authorized and empowered by Mortgagor to settle or
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compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, subject to the provisions of the Credit Agreement and provided that no Event of Default shall have occurred and be continuing, Mortgagor shall, at its expense, diligently prosecute any such proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that Mortgagor shall comply with the applicable provisions of the Credit Agreement.

            10. Restoration. Mortgagor will apply insurance proceeds and condemnation proceeds and awards in accordance with the Credit Agreement.

            11.  Leases.  Except as otherwise provided in the Credit Agreement,
(a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property, except as provided in the Credit Agreement.

            (b) As to any Lease relating to all or any portion of the Mortgaged Property, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date, except to the extent such action or payment occurs either in the ordinary course of business or according to Mortgagor's reasonable business judgment.

            12. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

            13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee may at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, as set forth in the Credit Agreement, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall
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be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

            14. Materials of Environmental Concern. Mortgagor shall comply in all respects with Section 8.15 of the Credit Agreement.

            15. Events of Default. The occurrence of any Event of Default as such term is defined in the Credit Agreement shall constitute an Event of Default hereunder.

            16.  Remedies.

            (a) Subject to the provisions of the Credit Agreement, upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 12 of the Credit Agreement, automatically the Indebtedness and all other amounts owing under the Notes, this Mortgage and the other Security Documents immediately shall become due and payable, and (y) if such event is any other Event of Default, with the consent of the Required Lenders, the Mortgagee may, or upon the request of the Required Lenders, the Mortgagee shall, by notice to Mortgagor, declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided in the Credit Agreement, notice of intention to accelerate, notice of acceleration, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Indebtedness or the Notes, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until the date upon which actual payment is made of the full amount of the judgment.

        (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper,
   (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

            (d) MORTGAGOR AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST MORTGAGOR (AND, AT THE ELECTION OF SAID ATTORNEY, AGAINST ANY PERSON CLAIMING UNDER, BY OR THROUGH MORTGAGOR) FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE ENTIRE PREMISES OR, AT THE ELECTION OF SAID ATTORNEY, ANY PORTION OR PORTIONS OF THE PREMISES. THE FOREGOING AUTHORITY TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME UNTIL MORTGAGEE IS FULLY AND FINALLY VESTED WITH POSSESSION OF THE ENTIRE PREMISES. MORTGAGOR EXPRESSLY AGREES THAT ANY JUDGMENT ENTERED PURSUANT TO THE FOREGOING AUTHORITY SHALL BE FINAL AND RELEASES TO MORTGAGEE, AND TO ANY ATTORNEY APPEARING FOR

MORTGAGOR OR MORTGAGEE, ALL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREFOR. UPON CONFESSION OF JUDGMENT IN EJECTMENT PURSUANT TO THE FOREGOING AUTHORITY, A WRIT OF POSSESSION (OR LIKE WRIT APPROPRIATE UNDER THEN APPLICABLE
LAW) MAY ISSUE FORTHWITH WITHOUT ANY PRIOR PROCEEDINGS AND MAY INCLUDE THE COSTS OF MORTGAGEE. JUDGMENT MAY BE ENTERED PURSUANT TO THE FOREGOING AUTHORITY ON THE BASIS OF AN AFFIDAVIT MADE ON MORTGAGEE'S BEHALF AND SETTING FORTH THE RELEVANT FACTS, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS MORTGAGE IS FILED IN ANY ACTION FOR SUCH JUDGMENT IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS MORTGAGE. MORTGAGOR VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO A PRIOR HEARING UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

            17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

            18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            19. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged

Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to
(i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

            (e) Mortgagor waives and releases, to the fullest extent permitted by law, any rights which it may have to send a written notice pursuant to 42 Pa. Cons. Stat. Ann. Section 8143(c).

            20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

            21. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any, or as otherwise provided in such Lease).

            22. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. The holder of any encumbrance on the Mortgaged Property, whether or not consented to by Mortgagee, expressly agrees by acceptance of such encumbrance and without any further act or documentation being required by it, waives and reqlinquishes any rights which it may have to file or send a notice pursuant to 42 Pa. Cons. Stat. Ann. Section 8143(b) and (d).

            23. Notices. All notices, requests, demands and other communications hereunder, including, without limitation, all notices given to Mortgagee pursuant to 42 Pa. Cons. Stat. Ann. Section 8143(d), shall be given in accordance with subsection 10.7 of the Credit Agreement to Mortgagor and Mortgagee as specified therein.

            24. No Oral Modification. This Mortgage may not be amended, supplemented, terminated or otherwise modified except in accordance with subsection 14.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

            26. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage or the Credit Agreement) or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

            27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

            30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

            31. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by its terms the Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

            32. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

            33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Notes," the word "Note" shall mean "the Note or Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

            34. Industrial Plant Mortgage. This Mortgage is an industrial plant mortgage within the broadest interpretation of the "industrial plant mortgage doctrine" under the laws of the Commonwealth of Pennsylvania.

            35. Future Advances. This Mortgage is executed and delivered to secure, among other things, future advances. It is understood and agreed that this Mortgage secures present and future advances made for the benefit of Mortgagor and that the lien of such future advances shall relate back to the date of this Mortgage.

            36. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

            37. Release. If Mortgagor shall and does pay to Mortgagee the full principal amount of the indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Notes and in the other Loan Documents, all in the manner and at the times set forth herein or in the Notes and in the other Loan Documents, and if Mortgagor shall also pay all satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece and, if appropriate, a power-of- attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.

            38. Open-End Mortgage Provisions. Subject to the provisions of the Credit Agreement, (a) Mortgagor agrees that maintenance charges and costs incurred to protect the Mortgaged Property or the lien of this Mortgage shall include without limitation, expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) premiums upon casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, without regard to the amount or type of insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property; (ii) payments required or deemed by Mortgagee to be for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration of easement, easement agreement, reciprocal easement agreement, agreement with any adjoining land owners or other instruments creating covenants or restricition for the benefit of or affect the Mortgaged Property; and (iii) operating deficits incurred by Mortgagee in possession of the Mortgaged Property or reimbursed by Mortgagee to any receiver.

            (b) Mortgagor agrees that expenses incurred by Mortgagee by reason of a default by Mortgagor under this Mortgage shall include without limitation (i) reasonable attorneys' fees and other costs incurred in connection with the foreclosure of the Mortgage, or execution upon the Note or enforcement of the other remedies provided in this Mortgage or the other Loan Documents and in connection with any other litigation or administrative proceeding to which the Mortgagee may be or become or be threatened or contemplated to be a party, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any such suit or proceeding, including filing fees; (ii) appraisers' fee;
(iii) outlays for documents and expert evidence, witness fees, stenographer's charges, and publication costs; (iv) costs (which may be estimated as to items to be expended after entry of judgment) for procuring all such abstracts of title, title charges and examinations, title insurance policies and similar data and assurances with respect to title and value as Mortgagee may deem reasonably necessary either to prosecute or defend such suit, or in case of foreclosure, to evidence to bidders at any sale which may be had pursuant to the foreclosure judgment the true condition of the title to or the value of the Mortgaged Property; and (v) reasonable fees and expenses of professional consultants including preparation of environmental reports and engineering reports with respect to the condition of the Mortgaged Property.

            (c) Any agreement or contract, whether written or oral, entered into by Mortgagor shall expressly provided that any party, person or entity ("Contractor") who has a direct agreement or contract with Mortgagor or any party, person or entity who entered into a direct agreement or contract with Contractor to perform work or provide materials to the Mortgaged Property irrevocably waives and relinquishes any rights which it may have to send a written notice pursuant to 42 Pa. Cons. Stat. Ann. Section 8143(b) and (d).

            (d) By delivery of this Open-End Mortgage, Mortgagee and Mortgagor agree that the provisions of 42 Pa. Cons. Stat. Ann Section 8144 are not waived, but rather, all benefits under said statute shall be applicable to this Open-End Mortgage.

   This Mortgage has been duly executed by Mortgagor on the date first above written.


ATTEST                               HEDSTROM CORPORATION
[corporate seal]


By: /s/ ANDREW S. ROSEN                 By: /s/ ALAN B. MENKES
   ---------------------                   -----------------------
   Andrew S. Rosen                         Alan B. Menkes
   Vice President                          Vice President

 The address of the within-named Mortgagee is 11 Madison Avenue, New York, New York 10010.


                                     For the Mortgagee:

                                     CREDIT SUISSE FIRST BOSTON


                                     /s/ IRA LUBINSKY
                                     -----------------------------
                                     Name: Ira Lubinsky
                                           Vice President


                                     /s/ EDWARD E. BARR
                                           Edward E. Barr
                                           Associate

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


            On this, the ____ day of June, 1997, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared Alan B. Menkes, who acknowledged himself/herself to be a Vice Presidnet of HEDSTROM CORPORATION, a Delaware corporation, and that s/he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such officer.


            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                              /s/ SARAH L. MORRIS
                                              ------------------------------
                                              Notary Public


                                              [Notarial Seal]





My Commission Expires:                 SARAH L. MORRIS
                               NOTARY PUBLIC State of New York
                                       No. 01M05071845
                                Qualified in New York County
                             Commission Exprires January 21, 1999

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


            On this, the ____ day of June, 1997, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared Ira Lubinsky, who acknowledged himself/herself to be a Vice President of CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation, and that s/he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such officer.


            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                              /s/ SARAH L. MORRIS
                                              ------------------------------
                                              Notary Public


                                              [Notarial Seal]





My Commission Expires:                 SARAH L. MORRIS
                               NOTARY PUBLIC State of New York
                                       No. 01M05071845
                                Qualified in New York County
                             Commission Exprires January 21, 1999

                                   Schedule A


PARCEL ONE:  (fee simple title)

All that certain piece, parcel or trace of land situate, lying and being in the Township and County of Bedford and Commonwealth of Pennsylvania, more particularly bounded and described in accordance with the Survey of Norman S. Van Why, Professional Land Surveyor No. 22353-E, said survey dated May 1, 1985, revised January 4, 1991 as follows:

BEGINNING at a railroad spike located 18.7 feet Southeast of the centerline of Legislative Route No. 05042, thence along and in the right-of-way of same the following courses and distances: North 66 degrees 56 East 278.3 feet to an iron pipe located 22.3 feet Southeast of the centerline of L.R. No. 05042; North 74 degrees 36' East 162.8 feet to an iron pipe located 28 feet Southeast of said centerline; North 78 degrees 36' East 203.7 feet to an iron pipe located 29.5 feet Southeast of said centerline; thence North 62 degrees 41' East 350.87 feet to a nail in L.R. No. 05042 on the right-of-way of the Pennsylvania Turnpike; thence by right-of-way of the Pennsylvania Turnpike, South 43 degrees 49' East crossing over a 60-foot right-of-way of the Bedford Branch of the Pennsylvania Railroad (abandoned) a distance of 1328.40 feet to an iron pipe along the Pennsylvania Turnpike right-of-way and 110 feet Southwest of Pennsylvania Turnpike station marker 998 + 16.44; thence by lands formerly of Mary C. Fisher, the following courses and distances: South 57 degrees 38' West 263.10 feet to an iron pipe; South 41 degrees 55' West 99.00 feet to an iron pipe; South 56 degrees West 247.50 feet to an iron pipe; and South 54 degrees 47' West 186.00 feet to an iron pipe located in the 60-foot right-of-way of Mt. Dallas Branch of the Pennsylvania Railroad (abandoned) thence continuing across the right-of-way of the Mt. Dallas Branch of the Pennsylvania Railroad (abandoned), South 40 degrees 26' West 47.81 feet to an iron pipe located at the intersection of the right-of-way of L.R. No. 1064 - Sec. 1 of the Pennsylvania Railroad (abandoned); thence along the 60-foot right-of-way of the Mt. Dallas Branch of the Pennsylvania Railroad (abandoned), North 85 degrees 18' West 1039.87 feet to a point; thence again crossing over the right-of-way of the Pennsylvania Railroad (abandoned), North 04 degrees 42' East 60 feet to an iron pipe; thence along a curve whose degree of curvature is 14 degrees 20' and whose radius is 400.78 feet and whose chord bearing is North 74 degrees 58' East a chord distance of 233.2 feet to an iron pipe; thence North 24 degrees 18' West 961.71 feet to an iron pipe in the right-of-way of L.R. No. 05042 a distance of 18.0 feet Southeast of the centerline of L.R. No. 05042; thence in said right-of-way, North 66 degrees East 40.0 feet to a railroad spike, the place of BEGINNING.

EXCEPTING AND RESERVING two parcels of land containing 1.108 acres and 0.630 acres respectively and the access easements for ingress, egress and regress referenced therein conveyed by Hedstrom Company to Bedford County, Pennsylvania Industrial Development Authority by Deed dated December 5, 1978 and recorded in the Office of the Recorder of Deeds in and for Bedford County, Pennsylvania, in Record Book 7, page 197.

PARCEL TWO:     (equitable title)

ALL those two certain pieces, parcels or tracts of land situate, lying and being in the Township of Bedford, County of Bedford and Commonwealth of Pennsylvania, more particularly bounded and described as follows:

BEGINNING at a nail, which nail is 96.73 feet East of the Northwest corner of the existing Hedstrom plant facility; thence by other lands of Hedstrom Co., North 28 degrees 26' West 100 feet to an iron pin; thence by same, North 61 degrees 34' East 482.66 feet to an iron pin; thence by same, South 28 degrees 26' East 100 feet to a stake at the existing plant facility; thence by the said existing plant facility, South 61 degrees 34' West 482.66 feet to a nail, the place of BEGINNING

TRACT NO. 2:

BEGINNING at an iron pin, said iron pin being 2.7 feet South of the Southeastern corner of the existing plant facility; thence by the said existing Hedstrom plant facility, North 28 degrees 26' West 285.66 feet to a point; thence by same, North 61 degrees 34' East 96 feet to a railroad spike; thence by other lands of Hedstrom Co., South 28 degrees 26' East 285.66 feet to an iron pin; thence by same, South 61 degrees 34' West 96 feet to an iron pin, the place of BEGINNING.

TOGETHER with a right-of-way across the driveways of the existing Hedstrom plant facility for ingress, egress and regress to and from the tracts above described.